CERTIFICATIONS PURSUANT TO THE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Phillip Webber, Chief Financial Officer of PowerNova Technologies Corporation (the “Company”) do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

This Annual Report on Form 20-F of the Company for the period ended May 31, 2007, as filed with the Securities and Exchange Commission (the “report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2008

/s/  Phillip Webber

Phillip Webber

Chief Financial Officer

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